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                                                                    EXHIBIT (23)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-28310, No. 33-16934, No. 2-56896, No. 33-50071, No. 333-10151, and No.
333-24813 on Form S-8 and No. 33-56415 on Form S-3 of our reports dated April 3, 1997, except for the Investment in ShopKo Note, as to which the date is April 25, 1997, appearing in or incorporated by reference in this Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 22, 1997.



/s/ Deloitte & Touche LLP
----------------------------
Minneapolis, Minnesota
May 22, 1997